Exhibit 99.1

United Rentals, Inc. Five Greenwich Office Park Greenwich, CT 06831 tel: 203 622-3131 fax: 203 622-6080 ur.com

United Rentals to Present at the Morgan Stanley Industrials and

Auto Conference

GREENWICH, Conn. – September 10, 2012 – United Rentals, Inc. (NYSE: URI) today announced that it will participate in the Morgan Stanley Industrials and Auto Conference on Thursday, September 13, 2012. The conference will include a presentation by Michael Kneeland, chief executive officer, and William Plummer, chief financial officer.

The presentation, which is scheduled to begin at 3:15 p.m. (EDT), will be available via the following link: http://cc.talkpoint.com/morg007/091312a_mc/?entity=30_CDWB4JM.

The presentation may also be accessed on www.ur.com, where it will be archived for 90 days.

About United Rentals

United Rentals, Inc. is the largest equipment rental company in the world, with an integrated network of 969 rental locations in 48 states and 10 Canadian provinces. The company’s approximately 11,500 employees serve construction and industrial customers, utilities, municipalities, homeowners and others. The company offers for rent approximately 3,400 classes of equipment with a total original cost of $7.31 billion. United Rentals is a member of the Standard & Poor’s MidCap 400 Index and the Russell 2000 Index® and is headquartered in Greenwich, Conn. Additional information about United Rentals is available at unitedrentals.com.

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Contact:

Fred Bratman

(203) 618-7318

Cell: (917) 847-4507

fbratman@ur.com